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                                                                    Exhibit 10.8

                                    SUBLEASE

         This Sublease ("Sublease") effective as of September 27, 2005, by and between FIDELITY NATIONAL TITLE GROUP, INC., a Delaware corporation ("Sublandlord"), and FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation ("Subtenant"), with regard to the following recitals:

                                R E C I T A L S :

         A. Pursuant to that certain Assignment and Assumption Agreement dated as of August 1st, 2005, Sublandlord assumed the rights and obligations of Subtenant, as tenant, under that certain Lease Agreement dated as of January 1, 2005 (the "Initial Lease") with Fidelity Information Services, Inc., an Arkansas corporation ("Master Landlord"), for 121,076 rentable square feet of office space located on the ground floor, 4th, 10th, 11th, and 12th floors of the 13-story office building located at 601 Riverside Avenue, Jacksonville, Florida, and 281 rentable square feet of space in the building designated as Building 2 located at 601 Riverside Avenue, Jacksonville, Florida (the "Premises"). The assumed and assigned obligations under the Initial Lease have been novated pursuant to a Lease Agreement of even date herewith (the "Master Lease") between the Master Landlord and Sublandlord, a copy of which is attached hereto as Exhibit A and incorporated herein by this reference.

         B. Subtenant desires to sublease from Sublandlord a portion of the Premises consisting of approximately 7,000 rentable square feet of space located on the 12th floor (which portion shall be hereafter referred to as the "Subleased Premises" and depicted on Exhibit B attached hereto, and incorporated herein by this reference).

         C. Sublandlord has agreed to sublease the Subleased Premises to Subtenant upon the terms, covenants and conditions herein set forth.

                               A G R E E M E N T :

         In consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Sublease. The foregoing recitals are incorporated herein by this reference. Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby hires and takes from Sublandlord the Subleased Premises, subject to the terms, covenants and conditions contained in this Sublease.

         2. Term. The term of the Sublease ("Sublease Term") shall commence on the date hereof (the "Commencement Date") and shall end on the date of the expiration of the initial term of the Master Lease, namely December 31, 2007, unless sooner terminated as otherwise provided herein.

         3. Base Rent. Upon execution of this Sublease, and effective on the Commencement Date, Subtenant shall pay monthly Base Rent for the Subleased Premises of $161,350, which is the same base rental rate of $23.05 per rentable square foot as set forth in the Master Lease.

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         4. Additional Rent. Subtenant acknowledges and understands that pursuant to the terms of the Master Lease, Sublandlord is obligated to pay as tenant thereunder certain other costs and expenses which are considered Additional Rent. Subtenant agrees that in addition to the Base Rent due as set forth above, Subtenant shall also pay to Sublandlord, as Additional Rent, Subtenant's Share (as defined below and without any mark-up or additional cost imposed by Sublandlord) of the additional costs and expenses payable by the Sublandlord pursuant to the terms of the Master Lease, as well as all other expenses attributable to Subtenant and/or the Subleased Premises. Subtenant's Share is approximately 5.78%, which has been determined by dividing the rentable square feet of the Subleased Premises by the rentable square feet of the Premises.

         5. Security Deposit. Subtenant shall not be required to provide a security deposit.

         6. Use. Subtenant covenants and agrees to use the Subleased Premises in accordance with the provisions of the Master Lease and for no other purpose except in accordance with the terms and conditions of the Master Lease and this Sublease.

         7. Parking. Throughout the Sublease Term, Sublandlord shall provide Subtenant with parking allocated to Sublandlord as tenant under the Master Lease at the prevailing rates.

         8. Installation of a Satellite Dish. Subject to Master Landlord's consent and compliance with the terms of the Master Lease, Subtenant shall be permitted to install a satellite dish for Subtenant's use only, on the roof of the Building.

         9. Additional Tenant Improvements to Subleased Premises. Throughout the Sublease Term, Subtenant shall have the right at its sole expense, to construct additional tenant improvements ("Additional Tenant Improvements") in the Subleased Premises. All such Additional Tenant Improvements (including timing, design, finish, grade, etc.,) shall be subject to Master Landlord and Sublandlord's prior written approval, which approval shall not be unreasonably withheld.

         10. Master Lease. As applied to this Sublease, the words "Landlord" and "Tenant" as used in the Master Lease shall be deemed to refer to Sublandlord and Subtenant hereunder, respectively. Subtenant and this Sublease shall be subject in all respects to the terms of, and the rights of the Landlord under, the Master Lease. Except as otherwise expressly provided herein, and without limitation, all of the sections of the Master Lease insofar as they relate to the Subleased Premises and insofar as they are not inconsistent with the terms of this Sublease are made a part of and incorporated into this Sublease as if recited herein in full, and the rights and obligations of the Landlord and the Tenant under such sections of the Master Lease shall be deemed the rights and obligations of Sublandlord and Subtenant respectively hereunder and shall be binding upon and inure to the benefit of Sublandlord and Subtenant respectively. Subtenant further covenants and warrants that in addition to the specific sections of the Master Lease referenced above (1) it fully understands and agrees to be subject to, and bound by all other covenants, agreements, terms, provisions, and conditions of the Master Lease to the extent they apply to the Subleased Premises; and (2) that Subtenant shall fully perform all of Sublandlord's obligations under the Master Lease to the extent they apply to the Subleased Premises. Furthermore, Subtenant and Sublandlord further covenant not to take any action or do or perform

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any act or fail to perform any act which would result in the failure or breach of any of the covenants, agreements, terms, provisions or conditions of the Master Lease on the part of the Tenant thereunder. As between the parties hereto only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease shall control.

         11. Master Landlord's Performance Under Master Lease. Subtenant recognizes that Sublandlord is not in a position to render any of the services or to perform any of the obligations required of the Master Landlord by the terms of the Master Lease. Therefore, notwithstanding anything to the contrary contained in this Sublease, Subtenant agrees that performance by Sublandlord of its obligations hereunder are conditional upon due performance by Master Landlord of its corresponding obligations under the Master Lease, Sublandlord shall have no obligation to perform Master Landlord's obligations under the Master Lease, and Sublandlord shall not be liable to Subtenant for any default of Master Landlord under the Master Lease. Subtenant shall not have any claim against Sublandlord by reason of the Master Landlord's failure or refusal to comply with any of the provisions of the Master Lease unless such failure or refusal is a result of Sublandlord's breach of the Master Lease. The Sublease shall remain in full force and effect notwithstanding Master Landlord's failure or refusal to comply with any such provisions of the Master Lease and Subtenant shall pay the Base Rent and Additional Rent and all other charges provided for herein without any abatement, deduction or setoff whatsoever.

                  11.1 Whenever the consent of Master Landlord shall be required by, or Master Landlord shall fail to perform its obligations under the Master Lease, Sublandlord agrees to use commercially reasonable efforts to obtain, at Subtenant's sole cost and expense, such consent and/or performance on behalf of Subtenant.

                  11.2 To its actual knowledge, Sublandlord represents and warrants to Subtenant that the Master Lease is in full force and effect, and Sublandlord has neither given nor received a notice of default pursuant to the Master Lease.

                  11.3 Sublandlord agrees not to terminate the Master Lease voluntarily, or modify the Master Lease in a manner that materially and adversely affects Subtenant's rights under this Sublease. Sublandlord further agrees to take all reasonable measures to cause the Master Lease to remain in full force and effect with respect to the Subleased Premises so as to provide Subtenant with the quiet and peaceable enjoyment of the Subleased Premises. Sublandlord further agrees to indemnify Subtenant from and against loss or damage suffered by Subtenant as result of Sublandlord's failure to perform the obligations of this Section. Subtenant shall refrain from any act or omission that would result in the failure or breach of any of the covenants, provisions or conditions of the Master Lease on the part of the Tenant under the Master Lease.

                  11.4 In the event of a default by the Master Landlord under the Master Lease during the term of the Sublease which materially and adversely affects Subtenant's rights under the Sublease, Sublandlord shall elect to either: (1) pursue its claims against Master Landlord, if any, in a timely and reasonable manner; or (2) assign its claims against Master Landlord, if any, to Subtenant, who may then pursue such claims at its sole expense. In either event, the party pursuing such claims shall consult with and keep the other fully informed during the prosecution of the claims.

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         12. Variations from Master Lease. The following covenants, agreements, terms, provisions and conditions of the Master Lease are hereby modified or not incorporated herein:

                  12.1 The amount of Base Rent and Additional Rent payable under this Sublease shall be as set forth herein.

                  12.2 Any options of Sublandlord as tenant under the Master Lease to extend the term set forth therein shall not be extended to Subtenant under this Sublease.

                  12.3 The parties hereto represent and warrant to each other that neither party dealt with any broker or finder in connection with the consummation of this Sublease and each party agrees to protect, defend, indemnify, hold and save the other party harmless from and against any and all claims or liabilities for brokerage commissions or finder's fees arising out of either of their acts in connection with this Sublease to anyone other than the Brokers. The provisions of this Section shall survive the expiration or earlier termination of this Sublease.

                  12.4 Notwithstanding anything contained in the Master Lease to the contrary, as between Sublandlord and Subtenant only, all insurance proceeds or condemnation awards received by Sublandlord under the Master Lease or otherwise, shall be deemed to be the property of Sublandlord, and Sublandlord shall have no obligation to rebuild or restore the Subleased Premises.

                  12.5 All written notices, requests, demands and other communications provided for hereunder shall be in writing; shall be delivered or communicated personally or by first class letter, overnight delivery service or facsimile transmission confirmed (provided a successful transmission report has been received by the sender); and shall be mailed or delivered to the applicable party at the address indicated below next to their name or at such other address as shall be designated by such party in a written notice delivered in accordance with this Section. All notices mailed shall be deemed received as of (i) receipt or refusal in the event of delivery, or (ii) within two (2) business days after deposit into the U. S. mail.

                     If to Master Landlord:  Fidelity Information Services, Inc.
                                             601 Riverside Avenue
                                             Jacksonville, Florida 32204
                                             Attn: Fred Parvey, Vice President
                                             Telephone:  904-854-8100

                     If to Sublandlord:      Fidelity National Title Group, Inc.
                                             601 Riverside Avenue
                                             Jacksonville, Florida 32204
                                             Attn: Ed Dewey, Vice President
                                             Telephone:  904-854-8100

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                     If to Subtenant:        Fidelity National Financial, Inc.
                                             c/o Orion Realty Group
                                             601 Riverside Avenue,
                                             Jacksonville, Florida 32204
                                             Attn: Sam Kitamura, President
                                             Phone: 904-854-8100

                  12.6 Condition of Subleased Premises. Sublandlord shall deliver the Premises in "as is" condition and in accordance with the applicable possession dates as set forth in Section 3.

                  12.7 Termination of Master Lease by Sublandlord. Throughout the term of the Sublease, Sublandlord agrees not to exercise its rights under the Master Lease, now existing or hereafter acquired, to terminate the Master Lease with respect to any portion of the Subleased Premises.

         13. Indemnification by Subtenant. Subtenant hereby agrees to protect, defend, indemnify and hold Sublandlord harmless from and against any and all liabilities, claims, expenses, losses and damages, including, without limitation, reasonable attorneys' fees, costs and disbursements, that may at any time be asserted against Sublandlord by Master Landlord for failure of Subtenant to perform any of the covenants, agreements, terms, provisions or conditions contained in the Master Lease or Sublease that Subtenant is obligated to perform, and as a result of Subtenant's and/or any persons use and/or occupancy of the Subleased Premises, except to the extent any of the foregoing is caused by the negligence or willful misconduct of Sublandlord or the breach of the Sublease by Sublandlord. The provisions of this Section shall survive the expiration or earlier termination of the Master Lease and/or this Sublease.

         14. Indemnification by Sublandlord. Sublandlord hereby agrees to protect, defend, indemnify and hold Subtenant harmless from and against any and all liabilities, claims, expenses, losses and damages, including, without limitation, reasonable attorneys' fees, costs and disbursements, that may at any time be asserted against Subtenant by Master Landlord for failure of Sublandlord to perform any of the covenants, agreements, terms, provisions or conditions contained in the Master Lease or Sublease that Sublandlord is obligated to perform, and as a result of Sublandlord's and/or any persons use and/or occupancy of the Subleased Premises, except to the extent any of the foregoing is caused by the negligence or willful misconduct of Subtenant or the breach of the Sublease by Subtenant. The provisions of this Section shall survive the expiration or earlier termination of the Master Lease and/or this Sublease.

         15. Cancellation of Master Lease. In the event of the cancellation or termination of the Master Lease for any reason whatsoever or due to the involuntary surrender of the Master Lease by operation of law prior to the expiration date of this Sublease, Subtenant agrees, at the sole option of Master Landlord, to make full and complete attornment to Master Landlord under the Master Lease for the balance of the Sublease Term upon the then executory terms of this Sublease, provided Master Landlord agrees in writing not to disturb the possession of the Subleased Premises by Subtenant or the rights of Subtenant under this Sublease so long as Subtenant is not in material default (subject to applicable notice and cure rights in favor of Subtenant) in the performance of its obligations thereunder. Such attornment shall be evidenced

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by an agreement in form and substance reasonably satisfactory to Master
Landlord. Subtenant agrees to execute and deliver such an agreement at any time within ten (10) business days after request by Master Landlord. Subtenant waives the provisions of any law now or hereafter in effect that may provide Subtenant any right to terminate this Sublease or to surrender possession of the Subleased Premises in the event any proceeding is brought by Master Landlord under the Master Lease to terminate the Master Lease. Notwithstanding anything to the contrary contained herein, if the Master Lease is cancelled through no fault of Subtenant and Subtenant is not then in default under the terms of this Sublease, Master Landlord shall provide Subtenant a minimum ninety (90) days notice before requiring Subtenant to surrender the Subleased Premises ("Permissive Holdover Period"). During the Permissive Holdover Period (which may be more or less than ninety (90) days as determined by mutual agreement of Subtenant and Landlord), Subtenant shall pay rent for the Subleased Premises in accordance with either the amount set forth in the Sublease or the amount set forth in the Master Lease (i.e., the amount which Sublandlord is responsible for), whichever is greater, and perform all obligations required under the Sublease directly to Master Landlord.

         16. Subordination and Non-Disturbance. This Sublease shall be subordinate and subject to all mortgages, deeds of trust on the Premises, whether recorded before or after this Sublease. To the best of Sublandlord's knowledge, the Premises are not currently encumbered by a mortgage lien. In the event that the Premises are hereafter encumbered by a mortgage lien, and provided Subtenant is not in default, and subject to the Master Lease and Master Landlord's consent to this Sublease, Sublandlord shall obtain a customary non-disturbance agreement from each mortgagee and or beneficiary, as the case may be prior to agreeing to subordinate its interest in the Premises.

         17. Certificates. Each party to this Sublease shall, from time to time as requested by the other party, on not less than fifteen (15) business days' prior written notice, execute, acknowledge and deliver to the other party a statement in writing ("Estoppel Certificate") certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications that this Sublease is in full force and effect as modified and stating the modifications). The Estoppel Certificate shall certify the dates to which Base Rent, Additional Rent and any other charges have been paid. The Estoppel Certificate shall also state whether, to the knowledge of the person signing the Estoppel Certificate, the other party is in default beyond any applicable grace period provided in this Sublease in the performance of any of its obligations under this Sublease. If the other party is in default beyond any applicable grace period, the Estoppel Certificate shall specify each default of which the signer then has knowledge. It is intended that the Estoppel Certificate shall be reasonably acceptable to the recipient and that it may be relied on by others with whom the party requesting the Estoppel Certificate may be dealing. Unless requested by the Master Landlord, neither party shall be required to deliver more than two Estoppel Certificates in any calendar year.

         18. Assignment or Subleasing. All assignments or subleases shall require the prior written consent of the Sublandlord and the Master Landlord, which consent shall not be unreasonably withheld, unless the assignment of sublease is a "Permitted Transfer" as set forth in the Master Lease.

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         19. Quiet Enjoyment. The Sublandlord covenants and agrees that
Subtenant, on paying the Base Rent, Additional Rent, charges, payments and all other obligations herein required, and, on keeping, observing and performing all other terms, covenants, conditions, provisions and agreements herein contained on the part of Subtenant to be kept, observed and performed, shall, during the Sublease Term, peaceably and quietly have, hold and enjoy the Subleased Premises subject however to: (a) the terms and conditions of the Master Lease, (b) the terms and conditions of the Master Landlord's Consent; (c) all other terms and conditions of the Sublease; and (d) all mortgages, deeds of trust, liens, ground leases, agreements, and/or all other encumbrances to which this Sublease is now currently, or subsequently becomes subordinate to.

         20. Severability. If any term or provision of this Sublease or the application thereof to any person or circumstances shall, to any extent, be invalid and unenforceable, the remainder of this Sublease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

         21. Entire Agreement; Waiver. This Sublease constitutes the final, complete and exclusive statement between the parties to this Sublease pertaining to the Subleased Premises, supersedes all prior and contemporaneous understandings or agreements of the parties, and is binding on and inures to the benefit of their respective heirs, representatives, successors, and assigns. No party has been induced to enter into this Sublease by, nor is any party relying on, any representation or warranty outside those expressly set forth in this Sublease. Any agreement made after the date of this Sublease is ineffective to modify, waive, release, terminate or effect an abandonment of this Sublease, in whole or in part, unless that agreement is in writing, is signed by the parties to this Sublease, and specifically states that such agreement modifies this Sublease.

         22. Captions and Definitions. Captions to the Sections in this Sublease are included for convenience only and are not intended and shall not be deemed to modify or explain any of the terms of this Sublease.

         23. Further Assurances. The parties hereto agree that each of them, upon the request of the other party, shall execute and deliver, in recordable form if necessary, such further documents, instruments or agreements and shall take such further action that may be reasonably necessary or appropriate to effectuate the purposes of this Sublease.

         24. Governing Law. This Sublease was made in and is to be performed entirely within the State of Florida and its interpretation, its construction and the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with the laws of the State of Florida for contracts made and to be performed therein.

         25. Authority. Each individual executing this Sublease represents that he or she is duly authorized to execute and deliver this Sublease on behalf of the party for which he or she is signing, and that this Sublease is binding upon the party for which he or she is signing in accordance with its terms.

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         26. Attorneys' Fees. If any dispute, action, lawsuit or proceeding relating to this Sublease, or any default thereunder, whether or not any action, lawsuit or proceeding is commenced, the non-prevailing party shall reimburse the prevailing party for its attorneys' fees and costs and all fees, costs and expenses incurred in connection with such dispute, action, lawsuit or proceeding, including, without limitation, any post-judgment fees, costs or expenses incurred on any appeal, in collection of any judgment or in appearing in any bankruptcy proceeding.

         27. Counterparts. This Sublease may be executed in facsimile and in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and year first above written.

                                    SUBLANDLORD:

                                    FIDELITY NATIONAL TITLE GROUP, INC.
                                    a Delaware corporation

                                    By  /s/ Raymond R. Quirk
                                      ---------------------------------------
                                        Raymond R. Quirk
                                        Chief Executive Officer



                                    SUBTENANT:

                                    FIDELITY NATIONAL FINANCIAL, INC.
                                    a Delaware corporation

                                    By  /s/ Todd C. Johnson
                                      ---------------------------------------
                                        Todd C. Johnson
                                        Senior Vice President

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                                   EXHIBIT "A"

                                  MASTER LEASE

                                   [ATTACHED]

                                       A-1
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                                   EXHIBIT "B"

                         DEPICTION OF SUBLEASED PREMISES

                                   [ATTACHED]

                                       B-1